UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Towers Watson & Co.

(Exact name of registrant as specified in its charter)

Delaware	27-0676603
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

875 Third Avenue New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, $0.01 par value	NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-161705.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Class A common stock, par value $0.01 per share, of Towers Watson & Co. is set forth under the heading “Description of Towers Watson’s Common Stock” in its Registration Statement on Form S-4 (File No. 333-161705) filed with the Securities and Exchange Commission on September 3, 2009, as amended on October 19, 2009, November 4, 2009 and November 9, 2009, including any form of prospectus contained in such Registration Statement filed under Rule 424(b) under the Securities Act of 1933, as amended. Such description of the Class A common stock of Towers Watson & Co. is incorporated by reference in this Item 1.

Item 2.	Exhibits.

Exhibit No.	Description

*4.1	Form of Amended and Restated Certificate of Incorporation of Jupiter Saturn Holding Company, now known as Towers Watson & Co.

4.2	Form of Amended and Restated Bylaws of Towers Watson & Co., incorporated by reference to Exhibit 3.4 of Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-161705) filed with the Securities and Exchange Commission on November 9, 2009.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TOWERS WATSON & CO.

By:	/S/ WALTER W. BARDENWERPER
Walter W. Bardenwerper General Counsel and Secretary

Date: January 4, 2010

EXHIBIT INDEX

Exhibit No.	Description

*4.1	Form of Amended and Restated Certificate of Incorporation of Jupiter Saturn Holding Company, now known as Towers Watson & Co.

4.2	Form of Amended and Restated Bylaws of Towers Watson & Co., incorporated by reference to Exhibit 3.4 of Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-161705) filed with the Securities and Exchange Commission on November 9, 2009.

*	Filed herewith.